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                                                                    Exhibit j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 5, 2002 relating to the statement of assets and liabilities as of December 31, 2001 of Credit Suisse Trust - Global Technology Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.

PricewaterhouseCoopers LLP



Two Commerce Square
Philadelphia, Pennsylvania
April 5, 2002